UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2021

QUANTERIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike Billerica, MA	01821
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (617) 301-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Financial Officer.

On April 14, 2021, Amol Chaubal notified Quanterix Corporation (the “Company”) of his resignation as Chief Financial Officer and Treasurer, effective May 11, 2021. Mr. Chaubal’s resignation is not a result of any disagreement with the Company or any matter relating to financial policies or procedures.

(c) Appointment of Interim Chief Financial Officer.

The Company has appointed Shawn Stetson to serve as Interim Chief Financial Officer and Treasurer effective upon Mr. Chaubal’s resignation. In this role, Mr. Stetson will also serve as the Company’s principal financial officer and principal accounting officer.

There are no family relationships between Mr. Stetson and any of the Company’s directors, executive officers or persons nominated or chosen to be directors or executive officers.

Mr. Stetson, age 44, has held a number of financial leadership roles in the medical and technology industries. He has served as the Company’s Senior Director, Corporate Controller since July 2020 and as the Company’s Corporate Controller and Director, Accounting and Finance from June 2019 to July 2020. He served as Associate Director and Corporate Controller of Nightstar Therapeutics, a publicly traded clinical-stage gene therapy company focused on developing and commercializing novel treatments for patients suffering from rare inherited retinal diseases, from March 2019 until its acquisition by Biogen in June 2019. From October 2017 to March 2019, he served as Corporate Controller for Novomer, Inc., a leading developer of chemical conversion technology. From February 2012 to October 2017, he served in finance and accounting management roles, including Assistant Controller and Financial Reporting Manager, at Cynosure, Inc., a publicly traded developer and manufacturer of aesthetic and medical treatment systems. Earlier in his career, Mr. Stetson held various positions of increasing responsibility in the audit practice at Ernst & Young, LLP. Mr. Stetson, a certified public accountant, holds a Master of Accounting and Master of Business Administration from Northeastern University and a Bachelor of Arts degree from Bowdoin College.

In connection with his appointment, Mr. Stetson will receive an equity award having total value of $150,000 consisting of 70% stock options and 30% restricted stock units (“RSUs”) as determined on a unit basis, based on the Company’s standard valuation methodologies as of May 11, 2021. The award will vest over a four-year period beginning on May 11, 2021, with one-fourth of the options and RSUs vesting on the first anniversary of such date and the remainder vesting in 36 equal installments at the end of each month thereafter, provided that he remains with the Company as of the applicable vesting date.

Other than compensation solely resulting from his employment by the Company, there have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, in which Mr. Stetson had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTERIX CORPORATION

By:	/s/ John Fry
John Fry
General Counsel and Secretary

Date: April 20, 2021